UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2010, the board of directors (the "Board") of CombinatoRx, Incorporated ("CombinatoRx") appointed Mark H.N. Corrigan, M.D., an existing member of the Board, as Chief Executive Officer and President of CombinatoRx. On January 15, 2010, CombinatoRx awarded Dr. Corrigan an option to purchase 1,500,000 shares of CombinatoRx common stock with an exercise price of $0.95 per share (the "Stock Option") and restricted stock units for 750,000 shares of CombinatoRx common stock (the "RSUs"). The Stock Option is subject to time-based vesting criteria while the RSUs are subject to both performance-based vesting, related to the U.S. Food and Drug Administration's ("FDA") approval of the product candidate ExalgoTM, and time-based vesting criteria.

Subject to Dr. Corrigan's continued employment, 25% of the Stock Option will vest on January 15, 2011 and 6.25% of the Stock Option will vest each quarterly anniversary thereafter. Forfeiture restrictions on all 750,000 of the RSUs will lapse if the FDA approves Exalgo on or before September 30, 2010, but if the FDA has not approved Exalgo by October 1, 2010, 500,000 of the RSUs will be forfeited. If the FDA approves Exalgo on or after October 1, 2010 and before January 1, 2011, forfeiture restrictions on the 250,000 remaining RSUs will lapse, but if the FDA does not approve Exalgo by January 1, 2011, the remaining 250,000 RSUs will be forfeited. In addition to the lapse of Exalgo-based forfeiture restrictions, Dr. Corrigan will only be entitled to the CombinatoRx common stock underlying the RSUs if he satisfies the time-based vesting criteria through continued employment. As a result, even if Exalgo is approved prior to January 1, 2011 (so that the RSUs are not forfeited), 25% of the non-forfeited RSUs shall vest on January 15, 2011 and on each of the three anniversaries thereafter if Dr. Corrigan remains employed by CombinatoRx on the respective vesting date. Notwithstanding the above-described vesting criteria, 100% of Dr. Corrigan's Stock Options and RSUs will vest if Dr. Corrigan is terminated without cause or resigns for good reason within 12 months of a change of control of CombinatoRx. These descriptions of Dr. Corrigan's equity arrangements do not purport to be complete and are qualified in their entirety by reference to the actual agreements, forms of which are attached to this report as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

On January 5, 2010, Robert Forrester resigned as Executive Vice President and Chief Operating Officer of CombinatoRx, from the Board and from all other positions with CombinatoRx and its subsidiaries. Mr. Forrester had been entitled to various termination benefits under his existing employment and retention agreements, and on January 14, 2010, in exchange for a mutual release of claims, CombinatoRx agreed to provide Mr. Forrester: a single lump sum cash retention payment of $125,000, which absent his resignation would have been paid on January 15, 2010; a lump sum payment of $56,959 representing pay in lieu of notice; continuation of healthcare benefits for 24 months; and accelerated vesting of his outstanding stock options.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Form Incentive Stock Option Agreement between CombinatoRx and Mark Corrigan.

10.2	Form Nonstatutory Stock Option Agreement between CombinatoRx and Mark Corrigan.

10.3	Form Restricted Stock Unit Agreement between CombinatoRx and Mark Corrigan.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/ Jason F. Cole
Name: Jason F. Cole
Title: Senior Vice President and
General Counsel
Dated: January 20, 2010